Exhibit 99.3

Burman’s Apothecary, L.L.C.,

Subsidiaries, and Affiliate

Consolidated Financial Report

March 31, 2015

(Unaudited)

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Contents

Consolidated Financial Statements

Balance Sheets (Unaudited)	1

Statements of Operations (Unauditied)	2

Statement of Members’ Equity (Unaudited)	3

Statements of Cash Flows (Unaudited)	4

Notes to Consolidated Financial Statements (Unaudited)	5-14

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Balance Sheets (Unaudited)

		December 31,
	March 31, 2015	2014

Assets
Current Assets
Cash and cash equivalents	$21,268,834	$16,855,254
Investments (Note 9)	1,000,000	1,051,312
Accounts receivable:
Trade - Net of allowances (Note 1)	17,781,186	14,919,763
Other	5,231,881	2,148,353
Inventory (Note 1)	2,728,364	2,044,333
Othe current assets:
Vendor deposits (Note 3)	7,327,131	5,549,271
Prepaid expenses and other	116,547	20,765
Total current assets	55,453,943	42,589,051
Equipment and Software - Net (Note 2)	720,840	790,062

Total assets	$56,174,783	$43,379,113

Liabilities and Members’ Equity
Current Liabilities
Trade accounts payable	$22,568,047	$15,335,276
Trade payables to related parties (Note 7)	272,741	185,683
Lines of credit (Note 4)	2,000,000	2,000,000
Current portion of notes payable (Note 5)	57,462	114,545
Accrued and other current liabilities:
Taxes payable (Note 1)	31,526	566,620
Accrued compensation	288,628	182,722
Other accrued liabilities	109,162	51,500
Total current liabilities	25,327,566	18,436,346
Members’ Equity (Note 6)	30,847,217	24,942,767

Total liabilities and members’ equity	$56,174,783	$43,379,113

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Net Revenue	$106,386,367	$56,225,964
Cost of Revenue	96,867,394	50,231,630
Gross Profit	9,518,973	5,994,334
Operating Expenses	4,263,081	1,466,857
Operating Income	5,255,892	4,527,477
Nonoperating Income	7,151	1,849
Income - Before income taxes	5,263,043	4,529,326
Income Tax Expense (Note 1)	48,962	9,456
Consolidated Net Income	5,214,081	4,519,870
Less Consolidated Net Income Attributable to Noncontrolling Interest in Affiliate	105,580	—
Consolidated Net Income Attributable to Controlling Interest	$5,108,501	$4,519,870

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Statement of Members’ Equity (Unaudited)

	Controlling	Noncontrolling
	Interest	Interest	Total
Balance - January 1, 2015	$14,836,155	$10,106,612	$24,942,767
Consolidated net income	5,108,501	105,580	5,214,081
Member distributions	(839,631)	—	(839,631)
Equity-based compensation (Note 6)	1,530,000	—	1,530,000
Balance - March 31, 2015	$20,635,025	$10,212,192	$30,847,217

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Cash Flows from Operating Activities
Consolidated net income	$5,214,081	$4,519,870
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation and amortization	69,222	29,193
Investment income	(7,126)	—
Equity-based compensation	1,530,000	—
Changes in operating assets and liabilities which (used) provided cash:
Accounts receivable	(5,944,951)	(9,962,067)
Inventory	(684,031)	2,549,259
Other current assets	(1,873,642)	(4,250,067)
Accounts payable	7,319,829	9,750,549
Accrued and other current liabilities	(371,526)	(12,078)
Net cash provided by operating activities	5,251,856	2,624,659
Cash Flows from Investing Activities - Proceeds from sales and maturities of investments	58,438	—
Cash Flows from Financing Activities
Payments on debt	(57,083)	(56,681)
Proceeds from line of credit	—	2,000,000
Member distributions	(839,631)	—
Net cash (used in) provided by financing activities	(896,714)	1,943,319
Net Increase in Cash and Cash Equivalents	4,413,580	4,567,978
Cash and Cash Equivalents - Beginning of period	16,855,254	4,727,193
Cash and Cash Equivalents - End of period	$21,268,834	$9,295,171

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 1 - Nature of Business and Significant Accounting Policies

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate (the “Company”) is a specialty pharmacy sales business headquartered in metropolitan Philadelphia, Pennsylvania. The Company stocks, dispenses, and distributes prescriptions for various specialty pharmaceuticals, principally for the treatment of Hepatitis C. The Company grants credit to its customers, which are located throughout the Delaware Valley.

Unaudited Interim Financial Information - The accompanying consolidated balance sheets as of March 31, 2015, the consolidated statements of operations for the three months ended March 31, 2015 and 2014, the consolidated statements of cash flows for the three months ended March 31, 2015 and 2014, and the consolidated statement of members’ equity for the three months ended March 31, 2015 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position at March 31, 2015, its results of operations and its cash flows for the three months ended March 31, 2015 and 2014, and its changes in members’ equity for the three months ended March 31, 2015. The results for the three months ended March 31, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015. These consolidated financial statements should be read in conjunction with our audited financial statements and notes as of and for the year ended December 31, 2014.

Principles of Consolidation - The consolidated financial statements include the accounts of Burman’s Apothecary, L.L.C. (“Apothecary”), its wholly owned subsidiaries, Burman’s Media Pharmacy, L.L.C. (“Media”), PharmTrack, L.L.C. (“PharmTrack”), and Bridgewater Pharmacy, L.L.C. (“Bridgewater”), and Burman’s Investment Company, L.L.C. (“BIC”), a variable interest entity (“VIE”) for which Apothecary is the primary beneficiary. The equity attributable to the VIE is reported as a noncontrolling interest in the accompanying consolidated financial statements. All material intercompany accounts and balances have been eliminated in consolidation. For the purpose of consolidation, the effects of eliminations of revenue and expenses due to intercompany transactions between Apothecary and its subsidiaries and the VIE are attributed to Apothecary.

Information About Variable Interest Entities - Apothecary distributed funds in 2014 to its members to form BIC, an entity with common ownership. The entity was formed for the purpose of holding investments and providing a line of credit to Apothecary.

BIC is considered to be a variable interest entity because its primary funding and resources were provided by Apothecary.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Apothecary determined that it is the primary beneficiary of BIC because the funding and resources provided to BIC provide it with (1) the power to direct the activities of BIC that most significantly impact its economic performance and (2) the obligation to absorb losses that could potentially be significant to BIC. As a result, BIC has been included in the consolidated financial statements as a consolidated variable interest entity.

As of March 31, 2015, BIC had current assets of $10,212,192 and no liabilities. As of December 31, 2014, BIC had current assets of $10,106,612 and no liabilities.

Concentrations of Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with banks or other financial institutions and trade accounts receivable.

Approximately 87 and 66 percent of sales for the three months ended March 31, 2015 and March 31, 2014, respectively, and 35 and 51 percent of accounts receivable at March 31, 2015 and December 31, 2014, respectively, related to five insurance carriers. Concentrations of credit risk with respect to trade receivables are limited by the large number of patients comprising the Company’s customer base and their dispersion across multiple payors and multiple geographic areas.

The Company purchases prescription drugs from pharmaceutical companies. One supplier comprises 91 and 78 percent of the cost of sales for the three months ended March 31, 2015 and 2014, respectively, and 93 and 97 percent of accounts payable at March 31, 2015 and December 31, 2014, respectively.

Cash Equivalents - The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Investments - Investments in debt and equity securities are recorded at fair value based on quoted market market prices and other inputs as described in Note 9.

Trade Accounts Receivable - Accounts receivable primarily include amounts from third-party benefit managers and insurance providers and are based on contracted prices. Trade receivables require no collateral and are on an unsecured basis. Accounts receivable terms vary by payor, but generally are due within 30 days after the sale of the product or the performance of the service.

The Company maintains an allowance for doubtful accounts that reduces receivables to amounts that are expected to be collected.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

In estimating the allowance, management considers factors such as current overall economic conditions, historical and anticipated customer performance, historical experience with write-offs, and the level of past-due accounts. Changes in these conditions may result in additional allowances. All accounts or portions thereof deemed to be uncollectible or to require excessive collection costs are written off in the period that determination is made. The allowance for doubtful accounts on accounts receivable balances was $32,806 and $27,791 as of March 31, 2015 and December 31, 2014, respectively.

Inventory - Inventory consists primarily of prescription medications. Inventory is stated at the lower of cost or market, with cost determined on the first in, first out (“FIFO”) method, and is adjusted to actual cost monthly based on a physical count.

Equipment - Equipment is recorded at cost. The Company uses the straight-line method for computing depreciation. Assets are depreciated over their estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred.

Internal Use Software - The Company capitalizes certain development costs primarily related to a custom-developed scalable patient care system. The Company expenses the costs incurred during the preliminary project stage, and capitalizes the direct development costs, including the associated payroll and related costs for employees working on development and outside contractors during the application development stage. The Company monitors development on an ongoing basis and capitalizes the costs of any major improvements or that result in significant additional functionality.

Capitalized internal use software costs are amortized on a straight-line basis over the estimated useful lives of the assets (generally three years). Management evaluates the useful lives of these assets on an annual basis.

Revenue Recognition - The Company recognizes revenue from prescription drug sales for home delivery at the time the drugs are shipped. Shipping and handling costs are not billed to patients; therefore, there is no shipping and handling revenue. Conversely, shipping and handling costs incurred by the Company are included in operating expenses and were approximately $53,000 and $44,000 for the three months ended March 31, 2015 and March 31, 2014, respectively.

Cost of Sales - Cost of sales includes expenses related to pharmaceutical purchases. The Company purchases substantially all of its pharmaceuticals from two vendors.

The Company is entitled to rebates from its buying alliances based on the amount of purchases made during the year. Supplier rebates are accrued ratably under contract terms and reduce cost of sales. Earned rebates totaled approximately $5,800,000 and $739,000 for the three months ended March 31, 2015 and March 31, 2014, respectively.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Income Taxes - Pursuant to provisions of the Internal Revenue Code, Burman’s Apothecary, L.L.C. and subsidiaries have elected to be taxed as an S corporation, with the wholly owned subsidiaries considered disregarded entities for tax purposes. Generally, the income of an S corporation is not subject to federal income tax at the corporate level but rather, the stockholders are required to include a pro-rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements.

BIC is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by BIC. Members are taxed individually on their pro-rata ownership share of BIC’s earnings. BIC’s net income or loss is allocated among the members in accordance with the operating agreement.

The Company’s application of accounting principles generally accepted in the United States of America regarding uncertain tax positions had no effect on its financial position, as management believes the Company has no material unrecognized income tax benefits.

The Company classifies interest and penalties associated with tax liabilities as interest expense and operating expenses, respectively, in the accompanying consolidated financial statements.

The Company is subject to tax in various states. The total amount of state income taxes reported in income tax expense for the three months ended March 31, 2015 and March 31, 2014 was $48,962, and $9,456, respectively. The Company is no longer subject to tax examinations for federal, state or local returns for years prior to 2011.

Fair Value of Financial Instruments - Financial instruments consist of cash equivalents, investments, accounts receivable, accounts payable, and debt. The carrying amount of all significant financial instruments approximates fair value due to either the short maturity or the existence of variable interest rates that approximate prevailing market rates.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Subsequent Events - The financial statements and related disclosures include evaluation of events up through and including September 3, 2015, which is the date the financial statements were available to be issued.

Note 2 - Equipment and Software

Equipment and software are summarized as follows:

	March 31,	December 31,	Depreciable
	2015	2014	Life - Years
Transportation equipment	$69,721	$69,721	5
Furniture, fixtures, and equipment	204,099	204,099	5-7
Internal use software	1,021,619	1,021,619	3-5
Total cost	1,295,439	1,295,439
Accumulated amortization/depreciation	574,599	505,377
Net property and equipment	$720,840	$790,062

Depreciation and amortization expense for the three months ended March 31, 2015 and March 31, 2014 were $69,222 and $29,193, respectively.

Note 3 - Vendor Deposits

During 2014, the Company began placing funds on deposit with its largest supplier in an amount approximately equal to one week’s purchases in order to secure more favorable pricing for future purchases. As of March 31, 2015 and December 31, 2014, the amounts on deposit totaled $7,327,131 and $5,549,271, respectively.

Note 4 - Lines of Credit

Apothecary had a $4,000,000 committed line of credit with PNC Bank, which has increased to $7,000,000 during 2014. The line continues to bear interest at 1.75 percent over the daily LIBOR rate as published by The Wall Street Journal (an effective rate of 1.92 percent at March 31, 2015). The line of credit is secured by the Company’s existing and future assets, with the exception of the assets of PharmTrack. In addition, the line of credit is secured by the personal guarantees of two of the Company’s members. The line expires on August 31, 2015. At both March 31, 2015 and December 31, 2014, total outstanding borrowings were $2,000,000.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 4 - Lines of Credit (Continued)

During 2014, Apothecary entered into a revolving line of credit agreement with BIC. The line of credit has available borrowings of up to $10,000,000 and is due on demand. Interest is payable at 2.0 percent above prime rate (an effective rate of 5.25 percent at March 31, 2015). This line of credit is subordinated to the bank line of credit disclosed above. The outstanding balance was $8,000,000 at both March 31, 2015 and December 31, 2014, and was eliminated in consolidation in the accompanying consolidated financial statements.

The line of credit agreement with PNC Bank contains a financial covenant that requires the maintenance of a minimum tangible net worth. As of March 31, 2015, the Company was in compliance with the loan covenant. The Company was in violation of certain loan covenants during 2014 and earlier periods; these violations have subsequently been waived by the bank.

Note 5 - Long-term Debt

Long-term debt at March 31, 2015 and December 31, 2014 is as follows:

	March 31,	December 31,
	2015	2014
Note payable to a former member, due in monthly installments of $58,000 including interest at 3.25 percent per annum, maturing in June 2015	$57,462	$114,545
Total	57,462	114,545
Less current portion	57,462	114,545
Long-term portion	$—	$—

Interest expense for the three months ended March 31, 2015 and March 31, 2014 was $113,984 and $11,794, respectively.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 6 - Members’ Equity Interests

Under the terms of the operating agreement, members’ equity interests are divided into two classes, Class A and Class B. Each Class A and Class B membership interest is divided into uniform units of interest and each member has been assigned a specific number of units based upon their initial capital contribution. Class A interests have the sole right to vote and shall not have any restrictions on transfer of their Class A interests. Holders of Class B interests that do not also own Class A interests have the right to transfer all or part of that interest only with prior consent of the Company and all holders of Class A interests, and have limitations on their ability to transfer their interest. Upon the death of a holder of a Class B interest, the interest shall be first offered to the Class A member at a price determined to be the fair market value. If the Class A member does not accept the offer, the Company would be required to purchase all of the Class B interest then owned at the same offer price. Payment for the interest may be made over a period of five years.

Equity Based Compensation - Under the terms of a letter agreement between Apothecary and an officer hired in September 2014, if the officer remains a full-time employee of the Company for one continuous year from his date of employment, the Company is required to issue Class B membership interests to the officer representing 11 percent equity interests in Apothecary and PharmTrack. The fair value of the equity-based compensation award was estimated on the date of grant at $6,120,000 using an income approach based on a discounted cash flow method. The compensation cost is being charged against income ratably over the one-year vesting period. The total compensation cost charged against income in the three months ended March 31, 2015 under this agreement totaled $1,530,000, which has also been recorded as a Class B member’s equity interest as of March 31, 2015.

During April 2015, the letter agreement was amended and restated to provide an alternative payment formula in the event of a sale of the Company prior to the officer’s completion of one year of continuous employment. Provided that the officer is a full-time employee of the Company at the time of the closing date of sale transaction, the Company shall pay to the officer a sale bonus equal to 3.5 percent of the net purchase consideration, in lieu of the equity-based compensation described above. As discussed in Note 11, the Company sold all of its equity interests to an unrelated party in June, 2015, at which time the Company paid a sale bonus to the officer of $3,000,000.

Note 7 - Related Party Transactions

Following is a description of transactions between the Company and related parties:

Accounts Payable - At March 31, 2015 and December 31, 2014, the Company had accounts payable to Burman’s Medical Supplies, LLC, totaling $260,388 and $185,608, and to Burman’s Pharmacy, LLC, totaling $12,353 and $75, respectively.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 7 - Related Party Transactions (Continued)

Administrative Fees - The Company is charged administrative fees from Burman’s Medical Supplies, Inc., a related company with common ownership, for a percentage of payroll taxes, benefits, and commissions as well as for various overhead expenses. Administrative fee expense for the three months ended March 31, 2015 and March 31, 2014 was $267,584 and $228,135, respectively.

Sales are made and services are purchased from entities affiliated through common ownership. Following is a summary of transactions and balances with affiliates for the three months ended March 31, 2015 and March 31, 2014:

	Three Months Ended
	March 31, 2015	March 31, 2014

Sales to Burman’s Pharmacy, Inc.	$—	$22,091
Sales to Burman’s Medical Supplies, Inc.	—	17,389
Purchases from Burman’s Pharmacy, Inc.	100,681	164,520
Purchases from Burman’s Medical Supplies, Inc.	89,494	—

Note 8 - Retirement Plans

The Company participates in a 401(k) plan sponsored by a related entity with common ownership, which covers substantially all employees. The plan provides for the Company to make matching contributions. The Company’s contributions to the plan totaled $32,855 and $17,108 for the three months ended March 31, 2015 and March 31, 2014, respectively.

During December 2014, the Company began participating in a new profit-sharing plan sponsored by a related entity with common ownership. Contributions to the plan are made at the discretion of management. Participants vest in company contributions ratably over a number of years. Company contributions to the profit-sharing plan for the three months ended March 31, 2015 were $15,756.

During December 2014, the Company began participating in a new defined benefit pension plan sponsored by a related entity with common ownership. Contributions to the plan are based on the actuarially determined present value of accumulated plan benefits. The benefits are based on an eligible employee’s years of service and compensation as defined by the plan. Company contributions to the plan for the three months ended March 31, 2015 were $61,820.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 8 - Retirement Plan (Continued)

In connection with the sale of all members’ interests in the Company to an unrelated party in June 2015 (see Note 11), the Company has agreed that each of the three qualified retirement plans described above will be terminated before the end of 2015. The Company’s transactions with the retirement plans are not material to the consolidated financial statements.

Note 9 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liabliity.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company measures its investments at fair value on a recurring basis. The fair value of its investments in fixed-income mutual funds is based primarily on Level 1 inputs as described above, and had a carrying value of $1,000,000 and $1,051,312 at March 31, 2015 and December 31, 2014, respectively.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2015

Note 10 - Supplemental Disclosures of Cash Flow Information

Cash paid for interest and income taxes was as follows:

	Three Month Ended
	March 31, 2015	March 31, 2014
Interest	$113,984	$11,794
Income taxes	48,962	9,456

There were no significant noncash investing transactions for the three months ended March 31, 2015 or March 31, 2014.

Significant noncash financing activities for the three months ended March 31, 2015 and 2014 are as follows:

	2015	2014
Equity based compensation award	$1,530,000	$—

Note 11 - Subsequent Events

On June 15, 2015, all of the members’ interests in Burman’s Apothecary, L.L.C. and subsidiaries were contributed to SLB Holdings, Inc., a newly formed entity, in exchange for all of the equity interests of SLB Holdings, Inc. Apothecary then became a wholly owned subsidiary of SLB Holdings, Inc. and elected to become a single-member LLC. for tax purposes.

On June 19, 2015, all of the outstanding members’ interests in Burman’s Apothecary, L.L.C. and subsidiaries were acquired by Diplomat Pharmacy, Inc. for a total acquisition price of approximately $93.9 million.